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                                                                    EXHIBIT 10.6
[WHITE PINE SOFTWARE LETTERHEAD APPEARS HERE]


October 13, 1995

Jack Dutzy
18 Swart Terrace
Nashua, NH 03060

Dear Jack:

White Pine Software is pleased to confirm our offer with you for the temporary employment position of Marketing Consultant for CU-SeeMe, reporting to Howard Berke.

You will have responsibility for the CU-SeeMe product launch, with a three-month engagement, beginning October 23, 1995.

Your duties include completing a marketing, marcom, and commercial/channel product plans and CU-SeeMe budget plan for 1996; timely product launch of CU-SeeMe, no later than January 15, 1995; assist in securing VC funding commitment/participation as necessary. As each of these three assignments are completed you will receive a $5,000 bonus.

The base salary is $5,000 per pay period. Payroll is distributed semi-monthly, the fifteenth and thirty-first of each month. As a temporary employee, you will not be eligible for any benefits. However, if at the end of this three-month assignment you are offered a full-time position with White Pine Software, you will receive credit for tenure towards group benefits and Incentive Stock Option vesting.

We feel you are an excellent fit for the needs of our company. We also feel we will be able to provide you with opportunities to achieve some of your personal and professional goals. We are pleased to have you as part of White Pine Software.

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Listed below are the steps you must take to accept temporary employment with
White Pine Software:

1.  Complete and sign the enclosed employment application.

2.  Complete and sign the enclosed secrecy agreement.

3.  Sign the Acceptance space at the end of this letter; and


Sincerely,

/s/ Howard Berke

Howard Berke
President/CEO

ACCEPTANCE

I accept White Pine Software's offer of employment described in this letter.


Signed: /s/ Jack Dutzy
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            Jack Dutzy


Date: 10/23/95
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